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                                                                    EXHIBIT 99.1

                            SIGNATURE EYEWEAR, INC.

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                           OCTOBER 31, 1997 AND 1998


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
                                        Balance       Additions
                                           at         charged to     Deductions     Balance
                                       beginning      costs and        from         at end
                                        of year       expenses       allowance      of year
                                       ---------      --------       ----------     -------
Year ended October 31, 1997:
Allowances deducted from related
Balance sheet accounts:
     Accounts receivable                $45,000        $15,316        $    -         $60,316
                                        =======        =======        ======         =======


Year ended October 31, 1998:
Allowances deducted from related
Balance sheet accounts:
     Accounts receivable                $60,316        $11,152        $    -         $71,468
                                        =======        =======        ======         =======
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